MASTER DISTRIBUTORSHIP AGREEMENT

     This MASTER DISTRIBUTORSIHP AGREEMENT ("Agreement") is made effective as of the 1st day of January, 1996, by and between ENVIROMETRICS PRODUCTS COMPANY, a corporation organized and existing under the laws of South Carolina and having its principal place of business at 1019 Bankton Drive, Charleston, South Carolina, 29406 (hereinafter "Company"), and ZELLWEGER ANALYTICS, INC., a company organized and existing under the laws of Texas, and its subsidiaries and affiliates, having its principal place of business at 405 Barclay Boulevard, Lincolnshire, Illinois, 60069 (hereinafter "Master Distributor").

     WHEREAS, Company develops, manufactures, markets and sells certain of the Products as defined below, and desires to sell and market the Products in the Territory, as defined below, exclusively through Master Distributor; and

     WHEREAS, Master Distributor desires to market and sell the Products in the Territory and is or will become knowledgeable of the market for the Products in the Territory; and

     WHEREAS, Company and Master Distributor desire to enter into this Agreement authorizing Master Distributor to promote, market, and sell Products to Sub-Distributors and Customers in the Territory;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS.

     1.1 The ACT Monitoring Card System TM. The term "The ACT Monitoring Card System TM means the system comprised of the ACT Electronic Reader and the Cards, which system has been developed and is currently being distributed by Company as part of the Business of Company, as listed and identified in Exhibit 1, attached hereto.

     1.2 ACT Electronic Reader. The term " ACT Electronic Reader" means the device produced by or on behalf of Company to read the Cards, as more fully described on Exhibit 1, attached hereto.

     1.3 Affiliate. The term "Affiliate" means a person, partnership, joint venture, company, corporation, limited liability company, or the functional or substantial equivalent of any of the foregoing under the laws of any political subdivision in the Territory, who or which controls, or is controlled by, or is under direct or indirect common control with, Master Distributor.

     1.4 Business of Company The term "Business of Company" means the research, design, development, manufacture, sale, distribution and service of air monitoring and other environmental testing and measuring technologies and products, including, without limitation, the Products.

     1.5 Cards. The term "Cards" means the passive, calorimetric dosimeters developed by Company and (i) used with the ACT Electronic Reader to perform the function of quantitatively measuring the presence of hazardous gases, and (ii) those cards used for qualitative measurement of the presence of hazardous gases, but which are read visually rather than with a reader, all as listed and described in Exhibit 1, attached hereto.

     1.6 Competing Business. The term "Competing Business" means any person or entity in the same business or substantially the same business as the Business of Company.

     1.7 Competing Product. The term "Competing Product" means any good that performs substantially the same function(s) as any of the Cards; provided, however, no product currently produced by Master Distributor shall be deemed to be a "Competing Product" for purposes of this Agreement.

     1.8  Copyrights.   The  term  "Copyrights"  means  all  original  works  of
authorship including literary, artistic, pictorial, graphic and other intellectual works owned or claimed by Company which are registered with the United States Copyright Office or the copyright office of any nation, state or political jurisdiction within the Territory, are eligible to be so registered, or are entitled to protection by and under the copyright laws and treaties of the United States or under the equivalent laws of the political subdivisions, nations and/or states within the Territory.

     1.9 Customer. The term "Customer" means any end-user of a Product.

     1.10 Intellectual Property. The term "Intellectual Property" means the Copyrights, Marks and Patents, collectively or in combination, as the context suggests.

     1.11 Marketing and Sales Reports. The term "Marketing and Sales Reports" means the reports to be developed by the Parties and by which Master Distributor will submit to Company from time to time relating to the promotion, manner of distribution, locations and recipients of the Products. Without limiting the foregoing, the Marketing and Sales Reports initially agreed by the Parties include the Sales Rollout Plan Report, attached hereto as Exhibit 3, and the Product Tracking Report, attached hereto as Exhibit 4.

     1.12 Marks. The term "Marks" means all trade names, word marks, trademarks, service marks and logos or designs (including any trade dress that is susceptible to protection under the laws of the United States or any other political subdivision in the Territory), whether or not registered with the United States Patent and Trademark Office or trademark office or registry of any nation, state or political jurisdiction within the Territory, placed upon or used in connection with the Business of Company or the sale, distribution, promotion and marketing of the Products or of any other goods or services provided or distributed by Company from time to time, and includes, without limitation, "ACT and design," "Air-Chem Technologies" and "The ACT Monitoring Card System; provided, however, the term "Marks" shall not include the trademark "MDA Scientific," which is owned by Master Distributor or its Affiliate.

     1.13 Parties. The term "Parties" means Envirometrics Product Company and Zellweger Analytics, Inc.

     1.14 Patents. The term "Patents" means all inventions or letters patent owned or licensed by or on behalf of Company, and which are registered with the United States Patent and Trademark Office or the patent office or registry in any political subdivision, nation or state in the Territory or are eligible for registration and/or other protection under the laws and treaties of the United States or of any other political subdivision, nation or state in the Territory.

     1.15 Products. The term "Products" means and includes only the ACT Monitoring Card System , the ACT Electronic Reader and the Cards, together with accessories sold in connection therewith, all as described in Exhibit 1, attached hereto, together with any enhancements to or upgrades of such Products as may be developed by Company from time to time during the Initial Term.

     1.16 Product and Price List. The term "Product and Price List" means and includes the list of initial prices for Products, attached hereto as Exhibit 1, as the same may be amended from time to time during the Term as provided herein.

     1.17 Purchase Order. The term "Purchase Order" means Company's standard Purchase Order that must be used by Master Distributor when ordering Products hereunder, the form of Purchase Order currently being used by Company being attached hereto as Exhibit 5.

     1.18 Sub-Distributor. The term "Sub-Distributor" means any distributor, retail dealer, re-seller, or wholesaler of any of the Products (other than Master Distributor itself), and including Affiliates of Master Distributor, and with whom Master Distributor contracts or otherwise agrees to distribute, market or sell some or all of the Products or to whom Master Distributor provides Products for such distribution.

     1.19 Term. The term "Term" means the Initial Term of this Agreement, together with any Renewal Term (s) as provided herein.

     1.20 Territory. The term "Territory" means the world.

2. APPOINTMENT OF MASTER DISTRIBUTOR.

     2.1  Grant  of  Distribution  Rights.   Company  hereby  grants  to  Master
Distributor, and Master Distributor hereby accepts, the exclusive, non-assignable, non-transferable and non-divisible right to promote and distribute the Products to Sub-Distributors and Customers, to the extent provided in this Agreement.

     2.2 No Partnership or Agency Relationship. This Agreement does not create, and shall not be construed as creating, any relationship of association, partnership, agency, or employment between Company and the Master Distributor or any Affiliate of either Party, and Master Distributor agrees that it is and will conduct its business as an independent contractor with respect to Company and its Affiliates. Master Distributor agrees not to assume, create, or enter into any obligation, agreement, or commitment on behalf of or for the account of Company or obligate Company or its Affiliates in any manner. Master Distributor is not authorized to accept any service of process upon Company or to hold itself out as the agent of Company for any reason whatsoever.

     2.3 Sub-Distributor(s). Master Distributor may appoint Sub-Distributors to distribute Products in sub-territories of the Territory, at Master Distributor's sole discretion; provided, however, any Sub-Distributor(s) appointed by Master Distributor (including, without limitation, Affiliates of Master Distributor) shall agree in writing to abide, mutatis mutandis, by each and every obligation of Master Distributor under this Agreement, and Company shall be expressly named as a third party beneficiary of each such agreement for purposes of enforcing its interests thereunder. Master Distributor agrees that it shall not appoint or allow the appointment of any sub-distributors of Sub-Distributors without the prior written consent of Company. Master Distributor agrees to provide Company with copies of the written agreements between it and Sub-distributor(s) upon request by Company.

     2.4 No Set-Off, The existence of any claim, demand, action, or cause of action by Master Distributor, any Sub-Distributor, or any Customer against Company, or any parent, subsidiary, affiliate, officer, employee, agent or director of Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any of its rights hereunder, and the dollar amount thereof may not be set-off against any sums due from Master Distributor to Company under this Agreement, any rule of law to the contrary notwithstanding.

3 . OBLIGATIONS OF COMPANY.

     3.1 Duties of Company. Company agrees to do the following in connection with the sale of the Products to Master Distributor and the performance of its obligations hereunder:

     a. Supply of Products. Company agrees to use its best efforts to supply, or to cause to be supplied, to Master Distributor, at mutually agreed delivery times and dates which Company will use its best efforts to meet, those Products duly ordered by Master Distributor pursuant to the Purchase Order attached as
Exhibit 5 to this Agreement, but in no event shall Company be required to modify any of the Products to meet the requirements of Master Distributor, of any Sub-Distributor or Customer, or of any political subdivision of the Territory.

     b. List of Purchasers. Within ten (10) days of the date of execution of this Agreement, Company will provide Master Distributor a list of all purchasers of the Products prior to the date hereof.

     c. Technical Support. Company will use its best efforts during the Term of this Agreement to provide the following technical support in connection with the sale of the Products hereunder, the details and implementation of which shall be mutually agreed upon by the parties:
     i. Initial and periodic training of Master Distributor and duly appointed Sub-Distributors;

     ii. Technical support literature, including warranty information, if any, pertaining to the Products shipped;

     iii. Toll-free (800) number available in the United States to Master Distributor, Sub-Distributors and Customers;

     iv. Receive, track and follow-up on Product complaints reported to Company by Master Distributor, Sub-Distributors and Customers on a form to be mutually agreed upon by Master Distributor and Company, and provide Master Distributor with reports of such activities within fifteen (15) days of the last day of each calendar year quarter during the term of this Agreement;

     v. In conjunction with and with the assistance and advice of Master Distributor, present one (1) user seminar per year on the Products in association with and during the same period of time as the annual American Industrial Hygiene Conference and Exposition (AIHCE); and

     vi. Develop text and language and provide camera-ready artwork for production by Master Distributor of Technical Bulletins which Master Distributor shall maintain and update as and when reasonably necessary to reflect modifications in, usage of, or changes in the specifications, warranties, laws, or regulations pertaining to the Products.

     d. Development of New Cards. Company will use its best efforts to develop new Cards for detecting the presence of additional chemicals and which can be used with The ACT Monitoring Card System TM, and, during the Term of this Agreement, Company agrees to make available for distribution by Master Distributor, under the terms of this Agreement at prices mutually agreed by the Parties, any such cards, which shall constitute "Products" for purposes of this Agreement.

     e. Coordination of Product Evaluations. Company will coordinate and monitor Product evaluations and reporting activities by academia, governmental agencies and other groups, except for routine evaluations by Customers with regard to purchasing decisions.

     f. European CE Mark Certification. Company will use its best efforts to confirm its eligibility to use the CE Mark certification in the European Union (ELD for the Products.

     3.2 Standard of Performance. Company agrees to use its best efforts to perform each of its duties and obligations described in this Agreement in a commercially reasonable manner.

     3.3  Survival  of  Obligations.  The  duties and  obligations  set forth in
Section 3.1 shall survive the termination of this Agreement for any reason.

     3.4 No Solicitation of Employees. During the term of this Agreement and for a period of one (1) year following termination, for any reason, of this Agreement, Company will not, either directly or indirectly, on its own behalf or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away any person employed by Master Distributor, whether or not such person is a full-time or part-time employee of Master Distributor, and whether or not such employment is pursuant to a written agreement, is for a determined period, or is at will.

4. WARRANTIES; REPAIRS AND REPLACEMENT

     4.1 Product Warranties. Products shall be provided to Master Distributor, Sub-Distributors and Customers pursuant to the terms of this Agreement only with the warranties (limited, extended or otherwise), if any, then in use by Company and customarily provided by Company in connection with the sale of a specific Product. The current warranties to accompany the Products will be provided to Master Distributor within ten (10) days following the execution of this Agreement by both Parties.

     4.2 No Additional or Modified Warranties by Master Distributor or Sub-Distributors. Master Distributor and Sub-Distributors shall give or make no other or different warranties or representations as to quality, merchantibility, fitness for a particular use or purpose, or any other features of the Products other than those contained in the warranty (limited, extended or otherwise), if any, given by Company and set forth in the literature accompanying and applicable to specific Products.

     4.3 New, Additional, or Amended Warranties by Company. From time to time during the term of this Agreement, Company may provide to Master Distributor certain warranty and product labeling materials, disclosure literature, and directions for the use and availability of such materials and literature as required by applicable law and Company policy as communicated to Master Distributor. Master Distributor shall promptly, diligently, strictly and continuously comply with the instructions for the use and availability of all such materials and literature and with any instructions and procedures imposed by law or promulgated by Company regarding the sale, safety, or recall of any of the Products.

     4.4 Disclaimer of Warranties THE WARRANTIES  CONTAINED OR DESCRIBED IN THIS
SECTION 4 ARE MADE EXPRESSLY IN LIEU OF ANY AND ALL WARRANTIES EXPRESSED OR IMPLIED. COMPANY DOES NOT WARRANT THAT THE PRODUCTS ARE OR WILL BE MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE, EXCEPT AS EXPRESSLY PROVIDED HEREIN. THE LIABILITY OF COMPANY IS SOLELY LIMITED TO THE REIMBURSEMENT OF THE PURCHASE PRICE PAID FOR ANY PRODUCTS WHICH DO NOT CONFORM TO THE WARRANTIES HEREUNDER.

     4.5 Repair or Replacement of Products. Company will, at its sole option, repair or replace Products which contain defects appearing or which develop (i) under proper use of the Product, (ii) within the period of time specified by Company in the literature accompanying Products or communicated to Master Distributor at the time the Products have been delivered, and (iii) result solely from faulty design, materials or workmanship; provided, however, to remain eligible for such warranty, the allegedly defective Products must be returned to Company at Master Distributor's expense within thirty (30) days (sixty (60) days for Products located outside of the United States) of discovery of the alleged defect(s), but in any event before (30) days (sixty (60) days for Products located outside of the United States) after the expiration of the applicable warranty period. Master Distributor will assume charges for freight both to and from Company on warranty and non-warranty work unless otherwise agreed by the parties hereto. Prior to the return of any such allegedly defective Products, Company must assign such Product to be returned a Return Goods Authorization ("RGA") number, under protocols established by Company and Master Distributor. Master Distributor shall attach to each Product to be returned a written explanation of the defect in such Product, along with the assigned RGA number.

     4.6 Limitation of Liability. In no event shall Company, its agents, affiliates, employees, officers or directors be liable to Master Distributor, Sub-Distributors, or Customers for any special, consequential or incidental damages, or for any claim, loss, or damage, whether in contract, tort or otherwise, arising from or relating to (i) any breach of warranty, (ii) the use, performance, or failure to function of any of the Products, or (iii) any repair work performed or replacements made in connection therewith, in excess of the price paid to Company for such Products. Furthermore, Company shall not be responsible for any claims, causes of action, or damages resulting from Master Distributor or a Sub-Distributor giving erroneous, false or misleading technical or warranty information regarding any Products to any Sub-Distributors or Customers, or by virtue of any modification or extension of any such warranties.

     4.7 Warranties to Master Distributor. The only warranty to be provided to Master Distributor in connection with the Products is a warranty that the Products conform to their description on the Purchase Orders submitted by Master Distributor to Company and to the technical literature submitted by Company to Master Distributor.

5. OBLIGATIONS OF MASTER DISTRIBUTOR.

     5.1 Duties of Master Distributor. During the Term of this Agreement, and in addition to fulfilling each of its other duties under this Agreement, Master Distributor agrees and covenants to:

     a. Advertising. Advertise and promote the Products in appropriate commercial media; provided, however, Master Distributor shall consult with Company and receive prior written approval of Company for all advertising copy or materials of any sort prior to publication or distribution of the same;

     b. Sub-Distributor and Customer Contact. Identify and contact Sub-Distributors and Customers in person, by telephone, and using direct mailings, and advise and provide Sub-Distributors and Customers with the specifications, warranties (if any), use, functionality, and performance characteristics of the Products in strict accordance with any specifications or warranties given by Company as provided in this Agreement;

     c. Records. Maintain reasonably detailed records and information concerning all Sub-Distributors and Customers, and provide on the fifteenth (15th) day after the last day of each calendar year quarter the reports and information on the Marketing and Sales Reports;

     d. Reports. Promptly provide Company with all periodic reports, including the Sales and Marketing Reports, pursuant to the terms of this Agreement;

     e. Translations. Translate, prior to distribution of Products and at its sole expense, all literature accompanying Products, including any warranties or specifications offered therein, into the language(s) customarily used or legally required to be used in the political subdivisions, nations and states in the Territory to and in which Products will be sold or distributed. In connection with such obligation, Master Distributor shall bear all liability for, and shall indemnify Company against, any and all damages, claims, causes of action, or loss of any kind arising out of, caused by, or related to improper, incomplete, false, or misleading translations;

     f. Investigation of Laws Governing Warranties. Ensure, prior to distribution of Products and at its sole expense, that (i) the warranties, if any, offered with the Products carry the same effect and obligations for Company under, and do not contravene, the laws and regulations of any nation or state in the Territory in or to which Products will be distributed, (ii) no other warranties are imposed on or otherwise created with respect to the Products by the laws and regulations of the nations and states in the Territory in or to which Products will be distributed, and (iii) provide Company with notice and the exact nature of any such deficiencies in or additions to the warranties proposed to be offered with the Products. Master Distributor agrees it shall not distribute the Products subject to such deficiencies or additional warranties without the prior written approval of Company;

     g. Certification and Labeling. Ensure, prior to distribution of Products and at its sole expense, that the Products are properly certified and labeled for distribution according to the laws and regulations of all political subdivisions or nations in the Territory in which Products will be distributed; provided, however, that necessary modifications to Products to meet certification and labeling requirements shall be made only at the expense of Master Distributor and upon written approval by Company;

     h. European CE Mark Certification. Cooperate with and assist Company in confirming and/or certifying that the Products meet the CE Mark certification requirements for sales of Products in the European Union;

     i. Notification of Defects. Notify Company promptly of any known defects or other technical problems concerning the installation, use, or performance of the Products pursuant to Section 4, and provide on the fifteenth (I 5th) day of after the last day of each calendar year quarter the Sales and Marketing Reports and any other reports developed and mutually agreed upon by the Parties;

     j. Notification of Evaluation. Notify Company, prior to any discussion, sales or other distribution of Products, of any contact with or from academia or regulatory agencies of any government in the Territory (other than contacts or sales made to or with either of them solely as a Customer), and obtain the written consent of Company prior to selling or otherwise providing Products to any entity which Master Distributor knows or should know intends to publish material or information which describes or evaluates any of the Products, or parts thereof;

     k. Payment of Amounts Due. Promptly pay when due, all monies owed Company pursuant to the terms of this Agreement;

     l. Intellectual Property Search. Conduct, prior to distribution of Products and at its sole expense, a diligent search of the patent, trademark, copyright and all other intellectual property records, whether such rights exist at common law or by statute, in all nations and states within the Territory to or in which the Products will be distributed, except for the United States, to determine if the sale of the Products in those nations or states would infringe any proprietary rights of third parties therein, and provide a copy of the search results to Company; and Master Distributor shall not distribute Products in or to those nations or states without the prior written approval of Company; and

     m. Notification of Infringement. Promptly notify Company in writing of any potential (based on the search described in the preceding paragraph (1)) or alleged infringement of, or any alleged infringement of the property rights of another by, the Products in any nation or state in the Territory, giving full information in regard to such potential and/or alleged infringement and any and all legal proceedings or claims which may have been or may be brought or made relating to such alleged infringement; and Master Distributor shall not respond, contest, settle, or otherwise conduct such proceeding or handle such claims without prior consultation with and written approval from Company, unless a response is necessary to avoid compromising the rights of Company in such proceedings or with regard to such claims.

     5.2 Limitations on Activities of Master Distributor. During the Term of this Agreement, Master Distributor agrees and covenants as follows:

     a. No Competition. During the term of this Agreement and for a period of two (2) years following termination, for any reason, of this Agreement, Master Distributor shall not, either directly or indirectly, on its own behalf or on behalf of others, engage in the manufacture, distribution, or service of any Competing Products, nor shall it assist, engage in, or represent a Competing Business.

     b. No Repackaging. Master Distributor and Sub-Distributors shall not obfuscate, modify or discard the packaging of, or repackage in any respect, the Products.

     C. No Unauthorized Advertising. Master Distributor and Sub-Distributors shall not advertise, market, or promote in any manner the Products without prior consultation with and written approval of Company.

     5.3 Standard of Performance. Master Distributor agrees to use its best efforts to perform each of its duties and obligations described in this Agreement in a commercially reasonable manner that preserves and protects Company's business reputation and Intellectual Property rights in the Territory.

     5.4 Survival of Obligations. The duties and obligations set forth in this Section shall survive the termination of this Agreement for whatever reason.

     5.5 No Solicitation of Employees. During the term of this Agreement and for a period of one (1) year following termination, for any reason, of this Agreement, Master Distributor will not, either directly or indirectly, on its own behalf or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away any person employed by Company at any time during the Term, whether or not such person is a full-time or part-time employee of Company, and whether or not such employment is pursuant to a written agreement, is for a determined period, or is at will.

6. PRICE AND PAYMENT.

     6.1 Price and Payment. Company agrees to supply the Products to Master Distributor at the prices specified in the Price List; provided, however, Company may only modify the prices reflected on the Price List as provided in
Section 6.4, below. Master Distributor agrees to pay Company for Products ordered hereunder as follows:

     a. Quarterly Prepaid Purchase Deposits. Master Distributor shall pay to Company, in cash or immediately available funds, on the first day of each calendar quarter during the Term of this Agreement, the full amount of the Quarterly Prepaid Purchase Deposit for that quarter as specified on the schedule attached hereto as Exhibit 2 (each a "PPD" and collectively the "PPDs"), which shall be credited by Company toward purchases of Products by Master Distributor upon actual shipment(s) of Products. The PPDs for each of the calendar quarters in 1997 shall be agreed and signed by the Parties on or before December 15, 1996, and both parties covenant and agree to negotiate in good faith the amounts of such second-year PPDS. The Parties further agree that the PPDs for the year 1997, when agreed and incorporated into a writing signed by the Parties as provided herein, shall constitute an amendment to Exhibit 2 and a part thereof for all purposes hereunder.

     b. Refunds of Quarterly PPD. Within fifteen (15) days following the end of each calendar year during the Term, Company shall provide a written report to Master Distributor of the cost and amount of Product ordered by Master Distributor hereunder during such calendar year (the "Report Year"). Company agrees that, if the cost of Products ordered by Master Distributor during the Report Year is less than the total amount of PPDs paid during the Report Year, Company will refund to Master Distributor, on or before January 30 of the year next following the Report Year, the amount of the difference between the PPDs for such year and the orders for such year, less the full amount of the applicable PPD for the quarter first following the close of the Report Year. The Parties agree that, except as expressly provided herein, no amount of any PPD shall be refunded by Company to Master Distributor.

     C. Additional Orders. For orders of Products which, during any calendar quarter, exceed in value the PPD for such quarter, Master Distributor shall pay Company pursuant to prices set forth on the then-current Price List for Products.

     Reduction of Obligation to Pay PPDS. The Parties agree that the amount of the PPD for a quarter shall be automatically reduced by twenty-five percent (25%) if Company is not certified to use the CE Mark certification during such quarter; provided, however, the PPD for the first quarter of 1996 shall not be so reduced unless Company shall fail to obtain the CE Mark certification prior to March 1, 1996; provided, further as to any subsequent calendar quarter, the PPD for any such quarter shall be paid in full for such quarter, immediately in arrears, if the CE Mark certification, although not certified at the beginning of such quarter, is obtained by the close of the first month of such quarter.

     Termination for Late Payment. In the event Master Distributor shall, at any time, fail to pay when due any PPD or any amounts due to Company under this Agreement, Company may terminate this Agreement.

     6.4 Price Changes. Company shall have the right to change, at any time and from time to time, the price(s) charged for Products during the Term; provided, however, Company agrees not to change such prices during the first year this Agreement is in effect, except to pass on to Master Distributor the actual increase in the cost to Company for the Products, or for the materials or sub-components to be included in Products, to be purchased by Master Distributor (hereinafter, a "Cost Increase"). Company agrees to provide Master Distributor with ninety (90) days prior written notice of the effective date of any increase in the prices charged for Products (the "Price Change Notice Period"). In such case, the purchase price of Products ordered under a Purchase Order and accepted by Company (as provided herein) prior to the commencement of a Price Change Notice Period requesting delivery of all or a part of such Products during the Price Change Notice Period shall be the purchase price in effect prior to the effective date of such price change for that portion of the Products with a requested delivery date within the Price Change Notice Period, whether or not delivered prior to the effective date of the price change, and shall be the price as changed for any such Products with a requested delivery date after the Price Change Notice Period.

7. PRODUCT ORDERS and DELIVERY.

     7.1 Orders. Master Distributor shall order Products only on Company's then-current Purchase Order, and no purchase terms other than as contained in the Purchase Order or in this Agreement shall apply to the sale or purchase of Products hereunder unless agreed in writing by the Parties.

     7.2 Quarterly Orders. Master Distributor shall provide Company, at the time of payment of the Quarterly PPD, with completed Purchase Orders for Products to be delivered during that quarter, and the value of such orders (calculated by multiplying the quantity of Products ordered by their respective price per item listed on Exhibit 1) shall be credited against the PPD for such quarter upon delivery to Master Distributor as provided herein. Orders during any quarter which exceed in value the amount of the PPD applicable to that quarter shall be paid by Master Distributor- within thirty days from the invoice date for such Products, and Master Distributor shall not be allowed to credit such additional purchases against future PPDs unless expressly provided herein or otherwise agreed by Company in writing.

     7.3 Packing and Packaging. The Products shall be packed and shipped by Company in accordance with Company's standard packaging procedures; provided, however, the packaging of the Products may bear Master Distributor's name and design(s) (as provided by Master Distributor to Company in camera-ready form), so long as the same shall be mutually acceptable to the Parties.

     7.4 Acceptance of Orders. All Product Purchase Orders submitted by Master Distributor shall be subject to acceptance and approval, in writing or by shipment of the Products ordered, by Company at its principal place of business. Orders shall not be binding until the earlier of such acceptance or shipment, but only as to the portion of the Purchase Order actually shipped. Company shall not be liable for any delays in the delivery of the products to Master Distributor, Sub-Distributors, or Customers that result from Force Majeure (as defined hereinbelow).

     7.5 Cancellation of Order. Product orders or portions of Product orders may not be canceled by Master Distributor unless written notice of cancellation is actually received by Company prior to initiation of the manufacturing process by Company or shipment of ordered Products to Company by Company's supplier(s).

     7.6 Inspection by Master Distributor. The Master Distributor shall be obligated to inspect all Products upon arrival at the first storage or delivery point after the same are placed on Master Distributor's carrier at the shipping point, and Master Distributor shall, within ten (10) days of arrival at such storage or delivery point, give written notice to Company of any claim for non-conformity, damages or shortages. If Master Distributor fails to give such notice or to obtain an extension in writing from Company prior to the expiration of such ten (10) day period, the Products shall be deemed to be accepted.

     Modifications or Substitutions. Company reserves the right at any time to make changes to the Products whenever Company reasonably believes such changes will facilitate the performance of the Products or represent non-substantial substitutions or modifications not adversely affecting such performance.

     Taxes and Other Charges. Master Distributor agrees to pay, collect, and remit on the dates when they are due all value-added, sales, use, property, and other taxes, duties, and assessments imposed by any governmental agency in the Territory in respect to the Products, other than income or similar withholding taxes imposed upon Company by any governmental agency of the Territory, and Master Distributor agrees to indemnify and hold Company harmless against any such liabilities, including such fines and costs as may be incurred for the failure to pay such taxes, duties, and assessments.

     7.9 Compliance with Export and Import Laws and Requirements. Master Distributor agrees to comply fully with all applicable export and import laws, regulations, and orders of the United States and each other political subdivision of the Territory and to adopt such policies and procedures as may be required to comply with such laws, regulations, and orders. Notwithstanding any other provisions of this Agreement, Master Distributor agrees not to export or allow trans-shipment or otherwise make the Products available to any third party within the Territory if Master Distributor knows, or has reasonable grounds to suspect, that such third party is planning to use or otherwise transfer the Products in violation of such export laws, regulations, or orders. All of Company's obligations under this Agreement shall be subject to the grant and effectiveness of all necessary United States export authorizations and approvals.

     7.10 Shipment and Risk of Loss. All Products to be sold hereunder shall be sold F.O.B. (as defined in the Uniform Commercial Code, Article 2, as in force under the laws of the State of South Carolina) Company's docks, and Company's sole obligation as to such delivery shall be to make such Products available to a carrier designated by Master Distributor. Risk of loss for Products so delivered shall pass when they are handled by the said carrier in connection with such delivery.

     7.11 Title to the Products shall not pass to Master Distributor, but shall be retained by Company, until payment in full for the Products has been received by Company from Master Distributor.

          Delivery. Company shall use its reasonable efforts to accommodate Master Distributor's requests to deliver the Products on the date(s) requested by Master Distributor; provided, however, and notwithstanding the foregoing or any other term of this Agreement or of the Purchase Order, Company reserves the right to make partial deliveries of Products from time to time prior to the requested delivery date. Each delivery which Company shall make of Products in response to accepted Purchase Orders shall be regarded as a separate contract of sale and no one default in delivery shall be cause for terminating the relationship of the Parties under the Agreement.

8. PROPRIETARY INFORMATION AND INTELLECTUAL PROPERTY.

          8.1 License, Confidentiality and Non-Disclosure Agreement. In order to protect the proprietary information and intellectual property of Company, Master Distributor and Company agree to execute the License, Confidentiality and Non-Disclosure Agreement attached hereto as Exhibit 6 and expressly incorporated herein. The termination of this Agreement for any reason whatsoever shall not affect, alter or terminate the License, Confidentiality and Non-Disclosure Agreement other than the License contained therein whereby Master Distributor may use certain Marks, which shall automatically terminate along with this Agreement.

9. TERM AND TERMINATION

          9.1 Term of Agreement. The initial term of this Agreement shall be for a period of two (2) years from the effective date of execution of this Agreement (the "Initial Term"); provided, however, this Agreement shall be automatically renewed, but only upon terms and conditions to be mutually negotiated and agreed by the parties, for an additional period of two (2) years following the expiration of the Initial Term, unless (i) either party shall give to the other party written notice of its intention to terminate this Agreement no fewer than thirty (30) days prior to the end of the Initial Term, 1-5, 1996, this Agreement is earlier terminated as provided herein.

          9.2 Termination by Company. Notwithstanding the provisions of this Article, Company may terminate this Agreement at any time by providing Master Distributor not less than fifteen (15) days prior written notice thereof, and thirty (3 0) days opportunity to cure the same, after the occurrence of any of the following events:

          a. Failure to Pay. Failure to pay any and all amounts due, including without limitation, any Quarterly PPD;

          b. Failure to Report. Failure to promptly prepare and deliver to Company the reports to be provided pursuant to this Agreement;

          c. Insolvency. Master Distributor, or its parent company, is declared or acknowledges that it is insolvent or is otherwise unable to pay its debts as they become due; upon the filing of any proceeding by or against Master Distributor, whether voluntary or involuntary, for bankruptcy, insolvency, relief from creditors, arrangement, reorganization, composition, receivership or similar relief under the laws of any government in the Territory; or upon the appointment of a receiver or manager in respect to any part of Master Distributor's business;

          d. Sale of Business. Master Distributor enters into any agreement relating to the acquisition of Master Distributor of all or substantially all of its assets by an unaffiliated third party, or a majority of the equity interest in Master Distributor is sold or otherwise transferred to a third party which is not an Affiliate of Master Distributor;

          e. Assignment of Master Distributorship. Master Distributor assigns or transfers this Agreement or any of its rights or obligations hereunder without Company's prior written consent; or

          f. Violation of Material Provision. Master Distributor violates any other material provision of this Agreement or of the Confidentiality and Non-Disclosure Agreement.

          g. Failure to Agree. The Parties fail to reach agreement as to the PPDs for the year 1997 on or before December 15, 1996, as provided in
     Section 6.l.a, above.

     9.3 Termination by Master Distributor. Notwithstanding the provisions of this Agreement, Master Distributor may terminate this Agreement at any time by providing Company not less than fifteen (I 5) days prior written notice thereof and thirty (30) days opportunity to cure the same (and provided that Master Distributor is not then in breach of this Agreement), after the occurrence of any of the following events:

     a. Failure to Deliver Products. Subject to the other terms and conditions of this Agreement concerning delivery of Products, if Company fails to deliver Products ordered by Master Distributor within sixty (60) days of acceptance of the Purchase Order for the same by Company.

     b. If Company is declared or acknowledges in writing that it is insolvent or I otherwise unable to pay its debts as they become due; upon the filing of any proceeding, whether voluntary or involuntary, for bankruptcy, insolvency, relief from creditors, arrangement, reorganization, composition, receivership or similar relief under federal or state laws; or upon the appointment of a receiver or manager in respect to any part of its business;

     c. Violation of Material Provision. Company violates any material provision of this Agreement, which is not cured within a reasonable period of time after written notice from Master Distributor to Company.

     d. Failure to Agree The Parties fail to reach agreement as to the PPDs for the year 1997 on or before December 15, 1996, as provided in Section 6.1.a, above.


     9.4 Actions Following Termination. Upon termination of this Agreement for any reason, the Parties agree to continue cooperating with each other and to carry out an orderly termination of their relations, as follows:

     a. Master Distributor's Agreement. Master Distributor agrees, not later than ten (10) days following the effective date of such termination, to immediately provide Company with all outstanding Sales and Marketing Reports and payments due hereunder, to immediately cease continued marketing of the Products, and to return to Company all Products, Proprietary Information, Intellectual Property, promotional or other materials, and all other information of Company, proprietary or otherwise, in Master Distributor's possession or under its or its Affiliates' control; provided, however, any Product not repurchased by Company hereunder upon termination may be sold by Master Distributor pursuant to the terms of this Agreement, so long as Company is provided a reasonable time to determine whether to repurchase such Products.

     b. Company's Actions. Company agrees to allow the return of any Products delivered to Master Distributor and for which Master Distributor has paid
Company, so long as the said Products to be returned represent Products purchased in excess of the value of the aggregate PPDs paid by Master Distributor up until the time of termination; and in such event Company agrees to promptly refund to Master Distributor (less costs of shipping and handling) the amounts actually paid by Master Distributor to Company for such returned Products, so long as the same are returned by Master Distributor in their original packaging, unaltered, unused, and with no fewer than six (6) months remaining until the date of expiration printed on the Product packaging.

     9.5 Refunds and Restocking Charges:

     a. Restocking- Charges. Upon termination of this Agreement for any reason, Master Distributor agrees to pay to Company a restocking charge equal to twenty percent (20%) of the value of (i) any Product in Company's inventory that is packaged using Master Distributor's name or Marks, and (ii) any Product returned by Master Distributor under Section 9.4.b. In connection therewith, the Parties agree that the restocking charge described above (A) represents a sum reasonably calculated to cover the cost to Company of repackaging and restocking affected units of Product for sale by Company, and not a penalty or liquidated damages,
(B) shall be based upon the actual cost to Master Distributor of Products as determined by the then current Price List, (C) shall be paid immediately upon calculation by Company and may be deducted by Company from and set off against any sums due to Master Distributor from Company under this Agreement, and (D) shall be due to Company in addition to any other sums, if any, due by Master Distributor to Company at the time such charge is assessed.

     b. Refunds of Quarterly PPD Upon Termination. Within fifteen (15) days following the termination of this Agreement, Company shall provide a written report to Master Distributor of the cost and amount of Product ordered by Master Distributor hereunder during the calendar year in which such termination takes effect (the " Termination Report Year"). Company agrees that, if the cost of Products ordered by Master Distributor during the Termination Report Year is less than the total amount of PPDs paid during the Termination Report Year, Company will refund to Master Distributor, within thirty (30) days thereafter, the amount of the difference between the PPDs for such year and the orders for such year, less any applicable Restocking Charges.

     9.6 Continuing Obligation. No termination of this Agreement for any reason whatsoever shall affect the continuing obligations of Master Distributor under any provisions of this Agreement relating to indemnification of Company for the proprietary or confidential nature of the information provided to Master Distributor by Company or under the License, Confidentiality and Non-Disclosure Agreement. The Parties agree that the provisions of this Paragraph are reasonable and necessary to protect the interest of Company and Master Distributor.

     9.7 Liability on Termination Company shall not have any liability to Master Distributor solely by reason of the termination of this Agreement including, but not limited to, any liability or obligation, statutory or otherwise, to compensate or reimburse Master Distributor for any indemnity, claims, or damages whatsoever including, but not limited to, claims relating to lost revenue or lost profits or reimbursement of any expenditures, investments, leasehold, or employment obligations, or other continuing commitments incurred by such party in the performance of its duties or obligations hereunder. Master Distributor hereby expressly waives all indemnities, compensations, and similar claims, to which it might otherwise be entitled under applicable law of any nation or state in the Territory, agrees to indemnify and hold Company, its officers, directors, agents and employees, harmless from and against all claims of Master Distributor's officers, employees, agents and Sub-Distributors for compensation, commissions, severance, social security, or other similar payments, and agrees to withdraw promptly as the registered distributor of Company from the commercial registry in each jurisdiction within the Territory and agrees not to so register thereafter.

10. INDEMNIFICATION

     10.1 Indemnification by Master Distributor. Without limiting any other duty of indemnification contained in this Agreement, Master Distributor agrees to indemnify and hold harmless Company and its Affiliates, and any of their officers, employees, directors and agents, from and against any and all damages, claims, liabilities, costs, and expenses, including attorney's fees, arising out of (i) any misrepresentations by Master Distributor or Sub-Distributor(s) and their respective officers, agents or employees, (ii) any violation by Master Distributor or Sub-Distributor(s) of any of the material provisions of this Agreement, (iii) any wrongful or intentional act or omissions on the part of Master Distributor or Sub-Distributor(s) and their respective officers, agents or employees, or (iv) any action based on the infringement of any patent, trademark or copyright in any jurisdiction within the Territory.

     10.2 Indemnification by Company. Company agrees to indemnify and hold harmless Master Distributor and its Affiliates, and any of their officers, agents directors and employees, from and against any and all damages, claims, liabilities, costs, and expenses with respect to (i) any misrepresentations by Company or its officers, agents or employees with respect to the Products, (ii) any violation by Company of any of the material provisions of this Agreement.

GENERAL PROVISIONS.

     11.1 Complete Agreement/Incorporation of Exhibits. This Agreement sets forth the entire understanding between the Parties hereto with respect to the subject matter hereof. All Exhibits to this Agreement referred to herein are incorporated by reference. This Agreement merges all previous discussions and negotiations between the Parties or the named Guarantors of this Agreement and supersedes and replaces any and every other agreement which may have existed between Company and Master Distributor, including the Letter of Intent executed on or about December 12, 1995, the Non-Disclosure and Confidentiality Agreement executed on or about September 1, 1994, and the Confidentiality Agreement executed on or about October 11, 1995, by and between Company and Master Distributor.

     11.2 Modification or Amendment. Any modification or amendment of any provision of this Agreement must be in writing and bear the signatures of the duly authorized representative of both Parties and both Guarantors, unless any such modification is expressly permitted to be made by one of the Parties.

     11.3 No Implied Waivers. Failure of either Party to exercise any right or option that is granted herein, or to require the performance by the other Party hereto of any provision of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such provision or be deemed a waiver of any subsequent breach of the same or any other provision of the Agreement.

     11.4 Assignability. Master Distributor shall not sell, assign, transfer, convey, delegate, or encumber its duties and obligations hereunder, or any rights or interest hereunder, and shall not suffer or permit any voluntary assignment or transfer or encumbrance thereof, by operation of law or otherwise, without the prior written consent of Company. Company reserves the right to assign this Assignment or any of its duties, obligations, rights, or interest hereunder to any direct or indirect subsidiary or Affiliate of Company.

     Notice. All notices, requests, reports, submissions, and other communications permitted or required to be given under this Agreement shall be in the English language and shall be deemed to be duly given if such notice or communication shall be in writing and received by the Parties at the following addresses until such time as either Party hereto shall given the other party written notice of a change of address in accordance with the provisions hereof.

         If to Company:

                         Envirometrics Products Company
                    Attn.: Walter H. Elliott, III, President
                              10 1 9 Bankton Drive
                        Charleston, South Carolina 29406
                             Facsimile: 803-740-1721

         With a copy to:

                  Timothy D. Scrantom, Esquire
                  Ten State Street, LLP
                  10 State Street
                  Charleston, SC 29401
                  Facsimile: 803-937-4310

         If to Master Distributor:

                            Zellweger Analytics, Inc.
             Attn.: Mr. Jon McAlear, President 405 Barclay Boulevard
                             Lincolnshire, IL 60069
                                   Facsimile:

     Conformity With Local Laws. The rights and obligations of the Parties hereunder are subject to all applicable laws, orders, and regulations of the various governmental authorities having jurisdiction over the Parties. In the event that any of the foregoing shall result in a modification or alteration of this Agreement, either Party hereto may request that this Agreement be modified with respect thereto, to the mutual satisfaction of the Parties hereto, or either party may, in its sole discretion, terminate this Agreement.

     Compliance with Foreign Corrupt Practices Act and Boycott Laws Master Distributor agrees to comply fully with all applicable laws, regulations, and orders promulgated by the United States pursuant to the Foreign Corrupt Practices Act, any United States Boycott Laws, and the United States Anti-Boycott Laws, as the same may be amended from time to time, and to adopt such policies and procedures as may be required to comply with such laws, regulations, and orders. Notwithstanding any other provisions of this Agreement, Master Distributor agrees not to export or otherwise make the Products available to any third party if Master Distributor knows, or has reasonable grounds to suspect, that such third party has conducted, is conducting, or will conduct its business in the Territory in violation of the laws, regulations, or orders promulgated by the United States pursuant to the Foreign Corrupt Practices Act or other applicable United States laws.

     Governing Law: Jurisdiction and Venue. This agreement shall be governed and construed in accordance with the laws of the State of South Carolina and of the United States, including any applicable treaties or conventions to which the United States is a party, but excepting any South Carolina or United States rule which would result in the application of the law of a jurisdiction other than the State of South Carolina; provided, however, that any and all disputes under this Agreement are expressly submitted to arbitration as described in paragraph
II. II below in reliance on 9 U.S.C. Sections 1-14, as amended from time to time, and in reliance on enforcement of any arbitral award pursuant to the Convention on Recognition and Enforcement of Foreign Arbitration Awards of June 10, 1958, as codified at 9 U.S.C. Sections 201-208.

Arbitration

     a. Location Rules: Binding Decision. Without limiting the application of any dispute settlement provisions contained in the Exhibits hereto, the Parties agree that all disputes, controversies or differences which may arise between the parties out of or in relation to or in connection with this Agreement shall be finally settled by arbitration to be held in Atlanta, Georgia, United States, in accordance with the Rules of the American Arbitration Association, New York, New York, United States, before a single arbitrator appointed by the Parties from among the members of the National Panel of Arbitrators of the American Arbitration Association. If the Parties are unable to agree on an arbitrator within thirty (30) days following receipt of a notice to submit to arbitration sent as provided in this Agreement, the Parties expressly agree that such arbitrator shall be chosen by the Chief Judge of the U.S. Federal District Court for the Northern District of Georgia, Atlanta Division. To the extent not inconsistent with the Rules of the American Arbitration Association, the United States federal rules of civil procedure shall apply to such proceedings. The determinations of such arbitrator will be final and binding upon the parties to this Agreement, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction and application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Each Party shall bear its own costs of the arbitration and shall equally bear the costs of the arbitrator.

     b. Stipulation of Submission. The parties hereto stipulate that submission of disputes to arbitration as provided in sub-paragraph 11.11(a) hereof and arbitration pursuant thereto shall be a condition precedent to any suit, action, or proceeding instituted in any court or before any administrative tribunal with respect to this Agreement. The arbitration provisions hereof shall, with respect to any controversy or dispute arising out of this Agreement, survive the termination or expiration of this Agreement.

     11.10 Force Majeure. The Parties hereto shall be not be liable for any failure to perform any of their duties and obligations under this Agreement if such failure is caused by the occurrence of any event beyond the reasonable control of such party, including, without limitation, fire, flood, strikes and other industrial disputes, failure of raw material suppliers or equipment manufacturers, accidents, wars, riots, insurrections, acts of God, or orders of any government department or agency; provided, however, performance by the affected Party shall only be suspended (a) for such time as the unforeseen event prevents performance of the party's duties and obligations hereunder and, upon cessation of the unforeseen event, the party shall immediately resume performance under this Agreement, or (b) for six (6) months from the commencement of the unforeseen event after which this Agreement shall be terminated and the Parties shall have the obligations set forth in Article 9.

     11.11 Severability. If any provision of this Agreement is determined to be in violation of any applicable law or otherwise invalid or un-enforceable, such provision shall, to such extent as it shall be determined to be legal, invalid, or un-enforceable under such law, be deemed null and void, but this Agreement shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

                          MASTER DISTRIBUTOR:  ZELLWEGER
                                 ANALYTICS, INC.

                                       By:

                                      Its:
ATTEST:

Corporate Secretary
                    COMPANY: ENVIROMETRICS PRODUCTS COMPANY


                                       By:
                       Walter H. Elliott, III, President
ATTEST:

Corporate Secretary



                                    Exhibit I
                          Air Chem Technologies (ACTTM)
                             Product and Price List

                                                     Units Per     Suggested    Master Distributor  Master Distributor
Product           Catalog    Type                    Package    User List Price  Discount %             Cost
-------           -------    ----                    -------    --------------- ----------              ----

Formaldehyde      403202100  Qualitative PEL 8hr          20          180.00/box       25/25          101.25
                  403202101  Quantitative PEL 8hr         10          300.00/box       25/25          168.75
                  403202102  Quantitative STEL 15min      10          300.00/box       25/25          168.75
                  403202105  Qualitative PEL 8 hr          5           80.00/box       25/25           45.00
Hydrogen Sulfide  403202200  Qualitative STEL 15 min      20          180.00/box       25/25          101.25
                  403202201  Quantitative PEL 8hr         10          300.00/box       25/25          168.75
                  403202202  Quantitative STEL 15 min     10          300.00/box       25/25          168.75
                  403202205  Qualitative PEL 8hr           5           80.00/box       25/25           45.00
Glutaraldehyde    403202300  Qualitative PEL 8hr          20          180.00/box       25/25          101.25
                  403202305  Qualitative PEL 8 hr          5           80.00/box       25/25           45.00
Ammonia           403202400  Qualitative STEL 15 min      20          180.00/box       25/25          101.25
                  403202402  Quantitative STEL 15 min     10          300.00/box       25/25          168.75
                  403202405  Qualitative STEL 15 min       5           80.00/box       25/25           45.00
Carbon Monoxide   403202500  Qualitative Ceiling 15 min   20          180.00/box       25/25          101.25
                  403202501  Quantitative PEL 8 hr        10          300.00/box       25/25          168.75
                  403202502  Quantitative Ceiling 15 min  10          300.00/box       25/25          168.75
                  403202505  Qualitative Ceiling 15 min    5           80.00/box       25/25           45.00
Ethylene Oxide    403202601  Quantitative PEL 8 hr        10          300.00/box       25/25          168.75
                  403202602  Quantitative Ceiling 15 min  10          300.00/box       25/25          168.75
Chlorine          403202700  Qualitative STEL 15 min      20          180.00/box       25/25          101.25
                  403202701  Quantitative PEL 8 hr        10          300.00/box       25/25          168.75
                  403202702  Quantitative STEL 15 min     10          300.00/box       25/25          168.75
                  403202704  Qualitative PEL 8 hr         20          180.00/box       25/25          101.25
                  403202705  Qualitative STEL 15 min       5           80.00/box       25/25           45.00
                  403202706  Qualitative PEL 8 hr          5           80.00/box       25/25           45.00
Sulfur Dioxide    403202900  Qualitative STEL 15 min      20          180.00/box       25/25          101.25
                  403202901  Quantitative PEL 8 hr        10          300.00/box       25/25          168.75
                  403202902  Quantitative STEL 15 min     10          300.00/box       25/25          168.75
                  403202904  Qualitative PEL 8 hr         20          180.00/box       25/25          101.25
                  403202905  Qualitative STEL 15 min       5           80.00/box       25/25           45.00
                  403202906  Qualitative PEL 8 hr          5           80.00/box       25/25           45.00
Nitrogen Dioxide  403203100  Qualitative STEL 15 min      20          180.00/box       25/25          101.25
                  403203101  Quantitative PEL 8 hr        10          300.00/box       25/25          168.75
                  403203102  Quantitative STEL 15 min     10          300.00/box       25/25          168.75
                  403203105  Qualitative STEL 15 min       5           80.00/box       25/25           45.00
Methyl Ethyl Keton403203201  Quantitative PEL 8 hr        10          300.00/box       25/25          168.75
ACT Electronic    403215000  Includes charger, software             12000.00ea         25/25         1125.00
   Reader                      and Data Cables
ACT Field Case    401910303                                1          200.00 ea        25/25          125.50
ACT Starter Kit   403201600  Includes 50 record sheets,    1           20.00ea         25/25           11.25
                             5 collar clips, 1 permanent marker
ACT Collar Clips  403204001                                5            5.00/pack      25/25            2.81

                                                    EXHIBIT 2


                                     1996 Quarterly Prepaid Purchase Deposits

                                    1996 QUARTER            QUARTERLY DEPOSIT

                                    1                           $101,250.00

                                    2                           $135,000.00

                                    3                           $202,500.00

                                    4                           $236,250.00


                                   EXHIBIT 3

                                 SALES ACTIVITY

                             U.S. SALES BY TERRITORY
                                       AND
                         INTERNATIONAL SALES BY COUNTRY

SALES REPS/COUNTRY   PRESENTATIONS    DEMOS    EVALUATIONS     SALES


                                   EXHIBIT 3

                                PRODUCT TRACKING

                           U.S. & INTERNATIONAL SALES

SALES REPS/COUNTRY  PRESENTATIONS     DEMOS   EVALUATIONS      SALES







 STATE OF SOUTH CAROLINA

COUNTY OF CHARLESTON

           LICENSE, CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

     THIS AGREEMENT (the "Agreement') is effective as of the 1st' of January, 1996, by and between ENVIROMETRICS PRODUCTS COMPANY, a corporation organized and existing under the laws of South Carolina and having its principal place of business at 1019 Bankton Drive, Charleston, South Carolina, 29406 (hereinafter the "Company"), and ZELLWEGER ANALYTICS, INC., a company organized and existing under the laws of Texas, and its subsidiaries and affiliates, having its principal place of business at 405 Barclay Boulevard, Lincolnshire, Illinois, 60069 (hereinafter the "Master Distributor").

     WHEREAS, the Company is engaged in the Business of the Company throughout the United States and, in the course of such activities, has acquired or developed certain Trade Secrets, Confidential Information and Proprietary Information (as such terms are hereinafter defined) not generally known in the Company's industry or otherwise;

     WHEREAS, such Trade Secrets, Confidential Information and Proprietary Information provide the Company with a competitive advantage in the marketplace in which it competes;

     WHEREAS, the Company and Master Distributor have entered into a Master Distributorship Agreement, dated as of the date hereof, pursuant to which Master Distributor will promote, market, and sell Products to Sub-Distributors and Customers in the Territory, as is more particularly defined in the Master Distributorship Agreement

     WHEREAS,  as a  result  of  the  execution  of the  Master  Distributorship
Agreement, Master Distributor is in a position involving the trust and confidence of the Company and will receive access to the Companys Trade Secrets, Confidential Information and Proprietary Information, and, through the use of Company facilities or resources, may develop, or contribute to the development of, additional Trade Secrets, Confidential Information and Proprietary Information; and

     WHEREAS, the Company and Master Distributor are entering into this Agreement in order to protect the Company's Trade Secrets, Confidential Information and Proprietary Information.

     NOW THEREFORE, in consideration of the execution of the Master Distributorship Agreement, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Definitions.

          (a) The ACT Monitoring Card System TM. The term "The ACT Monitoring Card System TM means the system composed of the ACT Electronic Reader and the Cards, which system has been developed and is currently being distributed by the Company as part of the Business of Company.

          (b) ACT Electronic Reader. The term "ACT Electronic Reader" means the device produced by or on behalf of the Company to read the Cards.

          (c) Business of Company. The term "Business of Company" means the research, design, development, manufacture, sale and service of air monitoring and other environmental testing technologies and products, including the Products.

          (d) Cards. The term "Cards" means the cards developed by the Company and used by the ACT Electronic Reader to perform the function of quantitatively measuring elements present in the atmosphere, and the cards used for qualitative measurement which are read visually.

          (e) Competing Business. 'Me term "Competing Business" means any person or entity in the same business or substantially the same business as the Business of Company.

          (f) Competing Product. The term "Competing Product" means any good that performs substantially the same functions as either of the Cards.

          (g) Confidential Information. The term "Confidential Information' means any and all data and information relating to the business conducted by the Company (whether constituting a Trade Secret or not) which is or has been disclosed to Master Distributor or of which Master Distributor became aware as a consequence of or through his relationship with Company and which has value to the Company and is not generally known by its competitors; provided, however, no information will be deemed
     "confidential" unless such information is treated by the Company as confidential. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by Master Distributor or any other person or entity without authorization), or that has been independently developed and disclosed by others (except where such independent development and disclosure has been made by Master Distributor or any other person or entity without authorization), or that otherwise enters the public domain through lawful means.

          (h) Copyrights. The term "Copyrights" means all original works of authorship including literary, artistic, pictorial, graphic and other intellectual works owned or claimed by the Company which are registered with the United States Copyright Office or the copyright office of any nation, state or political jurisdiction within the Territory, are eligible to be so registered, or are entitled to protection by and under the laws and treaties of the United States or the substantial equivalent laws of any political subdivision, nation and/or state within the Territory.

          i) Customer. The term "Customer" means any end-user of a Product "Intellectual Property". The term "Intellectual Property" means the Copyrights, Marks and Patents, collectively or in combination, as the context suggests.

          (k) Marks. The term "Marks" means all trade names, word marks, trademarks, service marks and logos or designs (including any @e dress that is susceptible to protection under the laws of the United States or any other political subdivision in the Territory), whether or not registered with the United States Patent and Trademark Office or trademark office or registry of any nation, state or political jurisdiction within the Territory, placed upon or used in connection with the Business of Company or the sale, distribution, promotion and marketing of the Products or any other goods or services provided or distributed by Company, including, without limitation, "ACT and design," "Air-Chem Technologies W" and "The ACT Monitoring Card System TM", together with any and all other marks that may be developed for use or are used in connection with the marketing or distribution of the Products or any other goods or services provided or distributed by Company; provided, however, the term "Marks" shall not include the trademarks and, which are owned by Master Distributor.

          (1) Master Distributorship Agreement The term "Master Distributorship Agreement" means that certain Agreement by and between Company and Master Distributor dated as of the 1st day of January, 1996.

          (m) Patents. The term "Patents" means all inventions or letters patent owned or obtained by or on behalf of Company, and which are registered with the United States Patent and Trademark Office or the patent office or registry in any political subdivision, nation or state in the Territory or are eligible for registration and/or other protection under the laws and treaties of the United States or of any other political subdivision, nation or state in the Territory.

          (n) Products. The term "Products" means and includes the Products to be distributed by the Master Distributor under the Master Distributorship Agreement.

          (o) Proprietary Information. The term "Proprietary Information" means all of the following materials and information, whether or not patentable or protected or protectable, by copyright or equivalent design, registration law or regulation existing from time to time with any part of the Territory, to which Master Distributor has received access or which Master Distributor receives, develops, or has developed, in whole or in part, as a direct or indirect result of performing this Agreement or through the use of any of Company's facilities or resources:

               (i) Production processes, quality control processes and/or procedures, marketing techniques, purchasing information, pricing policies, quoting procedures, financial information, customer names and requirements, customer data and other materials or information relating to the manner in which Company does business;

               (ii) Discoveries, concepts and ideas, and the embodiment thereof, whether or not patentable or subject to protection by a copyright, I including, without limitation, the nature and results of research and development activities, processes, formulas, techniques and "know-how";

               (iii) Any other materials or information related to the business or activities of Company which are not generally known to others engaged in similar business or activities;

               (iv) Trade Secrets, Confidential Information or other proprietary information which Company has acquired or may in the future acquire from any third party, including, without limitation, operating principles, documentation, drawings, programs and performance specifications and results, provided to Company by such third parties pursuant to agreements, understandings and/or acknowledgments to the effect that such trade secrets and confidential or proprietary information provided to Company by such third parties (collectively "Third Party Confidential Information") is the proprietary and/or confidential information of such respective third party and is to be treated by Company as if such Third Party Confidential Information were Company's Confidential Information.

     (p) Territory. The term "Territory" means the world.

     (q) Trade Secrets. The term "Trade Secrets" means the whole or any portion or phase of any data or information developed, owned, or licensed from a third party by the Company, including any formula, pattern, compilation, program, device, method, technique, improvement, or process that:

          (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, other persons who can obtain economic value from its disclosure or use, and

          (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

          Trade Secrets shall not include any data or information (i) that has been voluntarily disclosed to the public by Company or has become generally known to the public (except when such public disclosure has been made by or through Master Distributor, or by a third person or entity with the knowledge of Master Distributor, without authorization from Company); (ii) that has been independently developed and disclosed by parties other than Master Distributor or Company, the public generally or to Master Distributor without a breach of obligation of confidentiality by any such parties running directly or indirectly to Company; or (iii) that otherwise enters the public domain through lawful means.

2. Term. The term of this Agreement shall commence on the 1st day of January, 1996, and shall end on the termination of the Master Distribution Agreement, except where a different date of termination or survival is herein specified.

3. Exclusive-Ownership by Company. Master Distributor agrees and acknowledges that all Proprietary Information, Intellectual Property, Trade Secrets and Confidential Information, and any and all embodiments thereof (herein, the "Property"), is and shall remain at all times the exclusive property of and owned by the Company, and that Master Distributor's performance of its duties and obligations and its use or awareness of the Property during the term of this Agreement or the Master Distributorship Agreement shall create no rights, at law or in equity, under the laws and decisions of any nation or state within the Territory, in Master Distributor in or to the Property, or any aspect or embodiment thereof. Master Distributor further agrees not to copy, reverse engineer, disassemble, decompile or otherwise reproduce any Product or its equivalent, in whole or in part.

4. Non-Disclosure of Trade Secrets. Master Distributor shall not, during the term of this Agreement and the Master Distributorship Agreement, and at any and all times following termination, for any reason, of this Agreement or the Master Distributorship Agreement, disclose, use, reveal, report, publish, disclose, transfer, or make available, directly or indirectly, to any person, business concern, or other entity, any Trade Secrets except in the proper performance of its duties hereunder; provided, however, Master Distributor is not prohibited hereby from disclosing or using any Trade Secrets which subsequently becomes part of the public domain through no breach of this Agreement or the Master Distributorship Agreement and through no fault of Master Distributor.

5. Non-Disclosure of Confidential Information or Proprietary Information. Master Distributor shall not, during the term of this Agreement and the Master Distributorship Agreement, and for a period of three (3) years following termination, for any reason, of the Master Distributorship Agreement, disclose, use, reveal, report, publish, disclose, transfer, or make available, directly or indirectly, to any person, business concern, or other entity, any Confidential Information or Proprietary Information except in the proper performance of its duties hereunder; provided, however, Master Distributor is not prohibited hereby from disclosing or using any Confidential Information or Proprietary Information which subsequently becomes part of the public domain through no breach of this Agreement and the Master Distributorship Agreement and through no fault of Master Distributor.

6. Confidentiality Procedures. Master Distributor shall take all appropriate steps to ensure that the Confidential Information and Trade Secrets and any other similar information and data set forth in this Agreement and the Master Distributorship Agreement are not divulged or disclosed to any unauthorized person.

7. License and Use of Marks. Company hereby grants to Master Distributor, during the term of this Agreement only, the non-exclusive, royalty-free limited right and license to use the Marks only in connection with the performance of Master Distributor's duties and obligations under this Agreement and under the Master Distributorship Agreement. Master Distributor agrees not to use the Marks in connection with any other business, products or services. Master Distributor agrees not to use the Marks, or any of them, or any confusingly similar name or symbol, in whole or in part, as part of Master Distributor's business or trade name. The Parties shall mutually approve all promotional material used by Master Distributor in connection with the distribution and marketing of the Products to ensure that Master Distributor properly uses the Marks.

8. Protection Against Infringement. Master Distributor agrees to cooperate fully with Company to protect company's proprietary rights in the Intellectual Property, yet acknowledges and agrees that Company shall have the sole right, opportunity and duty to protect the Intellectual Property from legal action or suit for infringement thereof, and Master Distributor shall not respond, contest, settle, or otherwise conduct any proceedings or handle any claims without prior consultation with and written approval from Company, unless a response is necessary to avoid compromising the rights of Company in such proceedings or with regard to such claims.

9. No Registration without Notice. Master Distributor agrees it will not, without the prior written consent of Company, directly or indirectly register, apply for registration, or attempt to acquire any legal protection for any of the Intellectual Property or the Products or any proprietary rights therein, or take any other action which may adversely affect Company's right, title, or interest in or to the Intellectual Property or the Products in any nation or state within the Territory.

10. No Challenges. Master Distributor shall not challenge, directly or indirectly, the right, title, and interest of Company in and to the Proprietary Information, Intellectual Property and Products, nor the validity or enforceability of Company's claimed rights therein under the laws of any nation or state within the Territory.

11. No Warranty of Intellectual Prop. Company expressly disclaims and makes no warranty, promise or representation that the Intellectual Property does not infringe upon the proprietary rights of third parties under the laws of the nations and states in the Territory.

12. Termination upon Breach. Master Distributor acknowledges that in the event of a breach by Master Distributor of its obligations under this Agreement or the Master Distributorship Agreement, Company may immediately terminate this Agreement and the Master Distribution Agreement without liability and may bring appropriate legal action to enjoin any breach of this Agreement, and shall be entitled to recover from Master Distributor legal fees and costs in addition to other appropriate legal and equitable relief in any nation or state within the Territory.

13. No Recourse for Loss Caused by Intellectual Property. Master Distributor shall have no recourse against Company for any loss, liability, damages or costs which may at any time be suffered or incurred by Master Distributor by reason of, or in reliance upon, any of the Intellectual Property furnished hereunder by Company, or by reason of any suit or proceeding against Master Distributor on account of any Intellectual Property, or by reason of the defense of any such suit or proceeding, unless such loss, liability, damages or costs are caused by gross negligence or fraud of Company.

14. Covenants/Severability. Master Distributor recognizes and agrees: (i) that the covenants and agreements contained in Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13 of this Agreement are of the essence of this Agreement; (ii) that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of Company; (iii) that irreparable loss and damage will be suffered by Company should Master Distributor breach any of such covenants and agreements; (iv) that each of such covenants and agreements is separate, distinct and severable from the other and remaining provisions of this Agreement; (v) that, if any such covenant is found by a court of competent jurisdiction to be over broad in any respect, Master Distributor desires and directs that such covenant be amended by such court to a reasonable breadth; (vi) that, in addition to other remedies available to it, Company shall be entitled to both temporary and permanent injunctions to prevent a breach or contemplated breach by Master Distributor of any of such covenants or agreements; (vii) that the prevailing party s ' hall be reimbursed for any costs or expenses (including reasonable attorneys' fees) in attempting to enforce or defend against any such covenants; and (viii) in the event Company seeks a temporary or preliminary injunction hereunder, Master Distributor hereby waives any requirement that Company post a bond or other security.

15, Binding Effect. This Agreement shall ensure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, successors, assigns, and legal representatives.

16. Governing Law, Forum for Litigation. This Agreement shall be interpreted and governed by the laws of the State of South Carolina, without giving effect to its conflicts of laws rules. Notwithstanding alternative dispute settlement provisions in the Master Distributorship Agreement, any action or proceeding to enforce or interpret this Agreement shall be brought only in the state or federal courts sitting in Charleston County, South Carolina, United States, and Master Distributor hereby irrevocably submits and consents to such exclusive jurisdiction and venue.

17. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or the unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions hereof.

18. Entire Agreement. This Agreement is executed in connection with the Master Distributorship Agreement, but, with respect to the subject matter hereof, sets forth the entire understanding between the parties hereto and supersedes and replaces any and every other agreement with respect to the subject matter hereof which may have existed between Company and Master Distributor, including, without limitation, the Non-Disclosure and Confidentiality Agreement executed on or about September 1, 1994, and the Confidentiality Agreement executed on or about October 11, 1995.

19. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may by an instrument in writing waive compliance by the other party of any term or provision of this Agreement on the part of such other party. The waiver by any party of a breach of any term or provision shall not be construed as a waiver of any subsequent breach.

20. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not be deemed to control or affect the meaning or construction of any provision.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

                          MASTER DISTRIBUTOR: ZELLWEGER
                                 ANALYTICS INC.

                                       By:


ATTEST:


Corporate Secretary


                        COMPANY-. ENVIROMETRICS PRODUCTS
                                    COMPANY

                                       By
                        Walter H. Elliott, III, President
ATTEST:


Corporate Secretary